UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of First Bancorp and ASBB and have been prepared to illustrate the effects of the merger involving First Bancorp and ASBB under the acquisition method of accounting with First Bancorp treated as the acquirer. Under the acquisition method of accounting, the assets and liabilities of ASBB have been recorded by First Bancorp at their respective fair values and the excess of the merger consideration over the fair value of ASBB’s net assets has been allocated to goodwill. The unaudited pro forma condensed combined balance sheet as June 30, 2017 is presented as if the merger had occurred on June 30, 2017. The unaudited pro forma condensed combined income statements for the fiscal year ended December 31, 2016 and the six months ended June 30, 2017 are presented as if the merger had occurred on January 1, 2016. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of the periods presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and is prepared based on various assumptions and estimates made by management. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2017

	First		Pro Forma		Pro Forma
($ in thousands)	Bancorp	ASBB	Adjustments	Notes	Combined

ASSETS
Cash & due from banks, noninterest-bearing	$80,234	10,657	—		90,891
Due from banks, interest-bearing	337,326	42,654	(30,225)	1	349,755
Total cash and cash equivalents	417,560	53,311	(30,225)		440,646

Securities available for sale	207,496	95,935	—		303,431

Securities held to maturity	127,866	3,615	130	2	131,611

Loans and leases held for sale	13,071	4,097	—		17,168

Loans	3,375,976	613,603	(13,024)	3	3,976,555
Allowance for loan losses	(24,025)	(6,659)	6,659	4	(24,025)
Net loans	3,351,951	606,944	(6,365)		3,952,530

Premises and equipment	96,605	10,854	8,624	5	116,083
Other real estate	11,196	5,034	(1,800)	6	14,430
Goodwill	139,124	—	78,165	7	217,289
Other intangible assets	12,132	—	9,760	8	21,892
Bank-owned life insurance	87,501	10,355	—		97,856
Other	64,118	11,243	3,152	9	78,513
Total assets	$4,528,620	801,388	61,441		5,391,449

LIABILITIES
Deposits: Demand - noninterest-bearing	$990,004	136,712	—		1,126,716
Interest-bearing	2,654,326	540,735	435	10	3,195,496
Total deposits	3,644,330	677,447	435		4,322,212
Borrowings	301,718	20,311	233	11	322,262
Subordinated notes and debentures	53,687	—	—		53,687
Other liabilities	28,234	7,363	3,577	12	39,174
Total liabilities	4,027,969	705,121	4,245		4,737,335

SHAREHOLDERS’ EQUITY
Common stock	262,901	38	153,425	13	416,364
Additional paid-in-capital	—	20,533	(20,533)	14	—
Retained earnings	240,682	80,292	(80,292)	14	240,682
Stock in directors' rabbi trust assumed in acquisition	(4,257)	—	—		(4,257)
Directors' deferred fee obligation	4,257	—	—		4,257
Unearned Employee Stock Ownership Plan (ESOP) shares	—	(2,669)	2,669	15	—
Unearned equity incentive plan shares	—	(661)	661	14	—
Stock-based deferral plan shares	—	(380)	380	14	—
Accumulated other comprehensive income	(2,932)	(886)	886	14	(2,932)
Total shareholders’ equity	500,651	96,267	57,196		654,114
Total liabilities and shareholders’ equity	$4,528,620	801,388	61,441		5,391,449

Unaudited Pro Forma Condensed Combined Statement of Income

For the Six Months Ended June 30, 2017

					First Bancorp
	First		Pro Forma		and ASBB - Pro
	Bancorp	ASBB	Adjustments	Notes	Forma Combined
	($ in thousands, except per share data)
Interest income
Interest and fees on loans	$73,359	$12,760	$—		$86,119
Interest on investment securities	4,696	1,047	(33)	16	$5,710
Other, principally overnight investments	1,240	230	(189)	17	1,281
Total interest income	79,295	14,037	(222)		93,110

Interest expense
Savings, checking and money market accounts	1,207	303	—		1,510
Time deposits	1,927	509	(34)	18	2,402
Borrowings	1,949	605	—	19	2,554
Total interst expense	5,083	1,417	(34)		6,466
Net interest income	74,212	12,620	(188)		86,644
Provision for loan losses	723	132	—		855
Net interest income after provision (reversal) for loan losses	73,489	12,488	(188)		85,789

Noninterest income
Service charges on deposit accounts	5,580	912	—		6,492
Other charges, commissions and fees	6,727	1,567	—		8,294
Mortgage banking income	2,279	887	—		3,166
Commissions from sales of insurance and financial products	1,878	124	—		2,002
SBA consulting fees	2,310	—			2,310
SBA loan sale gains	1,549	—			1,549
Bank-owned life insurance income	1,088	170	—		1,258
Securities gains (losses)	(223)	27	—		(196)
Foreclosed property gains (losses)	(235)	16	—		(219)
Other gain (losses)	731	—	—		731
Total noninterest income	21,684	3,703	—		25,387

Noninterest expenses
Salaries and employee benefits	37,739	6,608	—		44,347
Occupancy and equipment expense	6,963	804	—		7,767
Merger and acquisition expense	3,495	520	(843)	20	3,172
Intangibles amortization	1,607	—	1,122	21	2,729
Other	17,352	3,918	—		21,270
Total noninterest expenses	67,156	11,850	279		79,285
Income before income taxes	28,017	4,341	(467)		31,891
Income taxes	9,308	1,355	(173)		10,490
Net income	18,709	2,986	(294)		21,401
Preferred stock dividends	—	—	—		—
Net income available to common shareholders	$18,709	$2,986	$(294)		$21,401
Basic earnings per share	$0.80	$0.86			$0.76
Diluted earnings per share	$0.80	$0.80			$0.76
Weighted average common shares - basic	23,288,635	3,464,356	1,444,892	22	28,197,883
Weighted average common shares - diluted	23,368,503	3,731,780	1,177,468	22	28,277,751

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2016

					First Bancorp
	First		Pro Forma		and ASBB - Pro
	Bancorp	ASBB	Adjustments	Notes	Forma Combined
	($ in thousands, except per share data)
Interest income
Interest and fees on loans	$121,322	$24,769	$—		$146,091
Interest on investment securities	8,782	2,263	(65)	16	10,980
Other, principally overnight investments	883	316	(378)	17	821
Total interest income	130,987	27,348	(443)		157,892

Interest expense
Savings, checking and money market accounts	1,620	550	—		2,170
Time deposits	3,550	922	(401)	18	4,071
Borrowings	2,437	1,972	(233)	19	4,176
Total interst expense	7,607	3,444	(634)		10,417
Net interest income	123,380	23,904	191		147,475
Provision for loan losses - noncovered	2,109	548	—		2,657
Provision (reversal) for loan losses - covered	(2,132)	—	—		(2,132)
Total provision (reversal) for loan losses	(23)	548	—		525
Net interest income after provision (reversal) for loan losses	123,403	23,356	191		146,950

Noninterest income
Service charges on deposit accounts	10,571	1,988	—		12,559
Other charges, commissions and fees	11,913	3,328	—		15,241
Mortgage banking income	2,033	1,710	—		3,743
Commissions from sales of insurance and financial products	3,790	243	—		4,033
SBA consulting fees	3,199	—	—		3,199
SBA loan sale gains	1,433	—			1,433
Bank-owned life insurance income	2,052	185	—		2,237
Securities gains (losses)	3	1,321	—		1,324
Foreclosed property gains (losses)	(625)	(2)	—		(627)
Indemnification asset income	(10,255)	—	—		(10,255)
Other gain (losses)	1,437	(17)	—		1,420
Total noninterest income	25,551	8,756	—		34,307

Noninterest expenses
Salaries and employee benefits	62,064	13,088	—		75,152
Occupancy and equipment expense	11,446	1,786	—		13,232
Merger and acquisition expenses	1,431	—	—		1,431
Settlement of qualified pension plan	—	7,607	(7,607)	23	—
Intangibles amortization	1,211	—	2,519	21	3,730
Other	30,669	7,969	—		38,638
Total noninterest expenses	106,821	30,450	(5,088)		132,183
Income before income taxes	42,133	1,662	5,279		49,074
Income taxes	14,624	444	1,951		17,019
Net income	27,509	1,218	3,328		32,055
Preferred stock dividends	(175)	—	—		(175)
Net income available to common shareholders	$27,334	$1,218	$3,328		$31,880
Basic earnings per share	$1.37	$0.35			$1.28
Diluted earnings per share	$1.33	$0.33			$1.25
Weighted average common shares - basic	19,964,727	3,505,387	1,403,861	22	24,873,975
Weighted average common shares - diluted	20,732,917	3,659,575	1,249,673	22	25,642,165

Notes to Unaudited Pro Forma Consolidated Information

($ in thousands except per share data)

Note I – Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined consolidated financial information. All adjustments are based on current assumptions and valuations, which are subject to change.

1.	This represents the cash portion of the merger consideration of $15,872, the cash out of the stock options of $11,482 and after-tax merger-related costs of $6,000, partially offset by $3,129 in proceeds from the termination of ASBB’s employee stock ownership plan.

2.	This is the estimated fair market value adjustment to the held to maturity securities portfolio.

3.	This is the estimated fair value adjustment of the acquired loan portfolio.

4.	The existing ASBB allowance for loan losses is not carried over under applicable accounting rules.

5.	This is the estimated fair market value adjustment to ASBB’s land and buildings.

6.	This is the estimated fair market value adjustment to ASBB’s foreclosed real estate holdings.

7.	This is the estimated goodwill that would have been created in this transaction as of June 30, 2017 as a result of the consideration paid being greater than the net assets acquired.

8.	This is the estimated core deposit intangible related to acquired core deposit accounts.

9.	This is the tax receivable recorded in connection with the cash out of ASBB’s stock options.

10.	This is the estimated fair market value adjustment associated with the interest rate being paid on time deposits based on similar market products.

11.	This is the estimated fair market value adjustment associated with ASBB’s borrowings.

12.	This is the net increase in tax liability resulting from the deferred tax liability associated with the fair market value adjustments at a 37% blended effective tax rate.

13.	This is the adjustment necessary to reflect the issuance of 4,909,248 shares of First Bancorp common stock based at a value of $31.26 per share (the price of First Bancorp stock on June 30, 2017), resulting in total stock merger consideration of approximately $153,463.

14.	These items of shareholders’ equity are eliminated as part of the accounting entries to reflect the transaction.

15.	The adjustment reflects the termination of the employee stock ownership plan as of the merger date.

16.	This reflects the expected amortization expense associated with the fair market value adjustment related to securities.

17.	This is the estimate of foregone interest income that is expected as a result of the cash outlay described in note 1.

18.	This is the estimate of amortization expense associated with the fair market value adjustment related to time deposits.

19.	This is the estimate of amortization expense associated with the fair market value adjustment related to borrowings.

20.	This is the amount of combined merger expenses recorded by First Bancorp and ASBB associated with this transaction for the six months ended June 30, 2017.

21.	This is the estimated amortization expense of the core deposit intangible.

22.	This is the adjustment necessary to reflect the expected number of First Bancorp shares of to be issued as merger consideration of 4,909,248.

23.	This is the one-time charge that ASBB recorded in 2016 to terminate the company’s defined benefit pension plan. Due to the nonrecurring nature, the financial impact of this item has been eliminated.

Note II – Merger Related Charges

The total estimated cash transaction costs related to the merger are approximately $13.9 million on a pretax basis. These estimated transaction costs are still being developed and will continue to be refined over the next several months, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies. These costs are recorded as non-interest expense as incurred. The total estimated cash transaction costs are presented in the following table.

Merger Transaction Costs Schedule
Salaries and employee benefits	$5,625
Professional fees	4,075
Contract termination fess	3,200
Other noninterest expense	1,000
Total merger related costs	13,900
Applicable tax benefit	4,600
Net expense after tax benefit	$9,300

Through June 30, 2017, First Bancorp had recorded approximately $0.3 million and ASBB had recorded approximately $0.5 million in such costs, primarily professional fees, in connection with the transaction. For the period from July 1, 2017 until the closing of the merger on October 1, 2017, First Bancorp recorded approximately $0.1 million and ASBB recorded approximately $9.2 million in merger expenses ($6.0 million after-tax). The majority of the remaining approximately $3.8 million in merger-related costs are expected to be recorded by First Bancorp in the fourth quarter of 2017 as a component of noninterest expense.

In addition to the cash charges discussed above, prior to the merger date, ASBB recorded $10.7 million in non-cash charges related primarily to the termination of its Employee Stock Ownership Plan (ESOP) in connection with the closing of the merger. Although the charges lowered ASBB’s reported earnings for the pre-merger period, additional paid-in-capital increased by approximately the same amount, and thus these charges did not impact the shareholders’ equity of ASBB.

Note III – Preliminary Purchase Accounting Allocation

The unaudited pro forma combined consolidated financial information reflects the pro forma issuance of 4,909,248 shares of First Bancorp common stock with an aggregate value of $169.3 million, as well as cash consideration of approximately $27.4 million. The merger will be accounted for using the acquisition method of accounting; accordingly, First Bancorp’s cost to acquire ASBB will be allocated to the assets (including identifiable intangible assets) and liabilities of ASBB at their respective estimated fair values as of the merger date. Accordingly, the pro forma purchase price was preliminarily allocated to the assets acquired and the liabilities assumed based on their estimated fair values, as summarized in the following table.

$153,463	Stock consideration (4,909 shares issued X $31.26 FBNC Stock Price on 6/30/17)
27,354	Cash consideration – from above
180,817	Total merger consideration
96,267	Equity of ASBB at June 30, 2017
84,550	Preliminary goodwill amount
6,000	After-tax deal charges to be incurred by ASBB prior to merger
Fair Value Adjustments
(130)	Held to maturity securities
6,365	Loan mark, net of allowance
1,800	Foreclosed property mark
(8,624)	Premises
(9,760)	Core deposit intangible
435	Time deposits interest rate mark
233	Borrowings mark
(3,152)	Current tax receivable associated with cash out of stock options
(3,129)	ESOP termination tax benefit
3,577	Deferred tax liability associated with fair value adjustments
$78,165	Total goodwill